Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION

ANNOUNCES DATE OF SECOND QUARTER

EARNINGS RELEASE, CONFERENCE CALL AND WEBCAST

OAK BROOK, Ill. (July 11, 2005) – Inland Real Estate Corporation (NYSE: IRC) today announced that the Company will release its second quarter 2005 financial results on Wednesday, August 3, 2005 after the NYSE market close. The Company will host a management conference call to discuss these financial results at 1:30 p.m. CDT (2:30 p.m. EDT) on Thursday, August 4, 2005. The conference call can be accessed by dialing 800-561-2718, or 617-614-3525 for international callers. The conference call passcode is 77971928. The Company suggests that participants dial in at least ten minutes prior to the scheduled start of the call. The conference call will also be available via live webcast on the Company’s website at http://www.inlandrealestate.com. Hosting the conference call for the Company will be Robert D. Parks, President and Chief Executive Officer; Mark E. Zalatoris, Chief Operating Officer; Brett A. Brown, Chief Financial Officer; and D. Scott Carr, President of Property Management.

The conference call will be recorded and available for replay beginning at 3:30 p.m. CDT (4:30 p.m. EDT) on August 4, 2005, and will be available until midnight on Friday, August 12, 2005.   Interested parties can access the replay of the conference call by dialing 888-286-8010, or 617-801-6888 for international callers. The replay passcode is 48280792.

Anyone listening to the conference call and/or webcast is encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 14, 2005.

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns 145 neighborhood, community and single-tenant retail centers located in the midwestern United States. To learn more about the Company, please visit http://www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.